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                    [DECHERT LOGO]


                    August 18, 2005


                    HSBC Investor Funds
                    452 Fifth Avenue
                    New York, New York 10018

BOSTON
                    Re:    The HSBC Investor High Income Fund (the "Fund").

BRUSSELS
                    Dear Gentlemen:

FRANKFURT
                    We have acted as counsel to HSBC Investor Funds, a
                    Massachusetts business trust (the "Trust"), and are familiar
HARRISBURG          with the Trust's registration statement with respect to the
                    Fund under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares
HARTFORD            under the Securities Act of 1933, as amended (collectively,
                    "Registration Statement").

LONDON              We have examined the Trust's Declaration of Trust and other materials relating to the authorization and issuance of
                    shares of beneficial interest of the Trust, Post-Effective
LUXEMBOURG          Amendment No. 93 to the Registration Statement and such
                    other documents and matters as we have deemed necessary to enable us to give this opinion.
NEW YORK
                    Based upon the foregoing, we are of the opinion that the
                    Fund's shares proposed to be sold pursuant to Post-Effective
NEWPORT BEACH       Amendment No. 93 to the Registration Statement, when it is made effective by the Securities and Exchange Commission,
                    will have been validly authorized and, when sold in
PALO ALTO           accordance with the terms of such Amendment and the
                    requirements of applicable federal and state law and
                    delivered by the Trust against receipt of the net asset
PARIS               value of the shares of the Fund, as described in
                    Post-Effective Amendment No. 93 to the Registration
                    Statement, will have been legally and validly issued and
PHILADELPHIA        will be fully paid and non-assessable by the Trust.

                    We hereby consent to the filing of this opinion as an
PRINCETON           exhibit to Post-Effective Amendment No. 93 to the
                    Registration Statement, to be filed with the Securities and
                    Exchange Commission in connection with the continuous
SAN FRANCISCO       offering of the Fund's shares of beneficial interest, as
                    indicated above, and to references to our firm, as counsel to the Trust, in the Fund's prospectus and Statement of
WASHINGTON          Additional Information to be included in Post-Effective
                    Amendment No. 93 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.



                    Very truly yours,


                    /s/ Dechert LLP
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                    Dechert LLP